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EXHIBIT 99.1

Contact:	Ronald J. Nicolas, Jr.
Investor Relations Department
Aames Financial Corporation
(323) 210-5311

For Immediate Release

AAMES ANNOUNCES REFINANCING OF ITS
5.5% CONVERTIBLE SUBORDINATED DEBENTURES
THROUGH AN EXCHANGE OFFER

        Los Angeles, CA—May 15, 2002—Aames Financial Corporation (the "Company") (NASD OTC Bulletin Board: "AMSF") today announced the commencement of its previously announced refinancing of its outstanding 5.5% Convertible Subordinated Debentures due 2006 (the "Existing Debentures") by means of an offer to exchange (the "Exchange Offer") the Company's newly issued 4.0% Convertible Subordinated Debentures due 2012 (the "New Debentures") for any and all of its outstanding Existing Debentures.

        Upon the terms set forth in an offering memorandum and a related letter of transmittal, the Company is offering to exchange any and all of its outstanding Existing Debentures. Holders of the Existing Debentures will receive $800 principal amount of New Debentures for every $1,000 principal amount of Existing Debentures properly tendered and accepted for exchange in the Exchange Offer.

        The Exchange Offer will expire at 5:00 p.m., New York City time, on Thursday, June 13, 2002, unless extended. The Exchange Offer is subject to customary conditions. The Company reserves the right to waive any condition, but may choose to terminate the Exchange Offer if any condition is not satisfied.

        The Company is making the Exchange Offer in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended, which exempts the Exchange Offer from the registration requirements of the federal securities laws. The Company will not pay or give, directly or indirectly, any commission or remuneration to any broker, dealer, salesman, agent or other person for soliciting tenders in the Exchange Offer.

        Any New Debentures issued in the Exchange Offer will bear interest at the rate of 4.0% per annum from the date of issuance, payable semiannually on June 15 and December 15 of each year, commencing on December 15, 2002. Holders of the New Debentures will be able to convert the New Debentures at any time prior to maturity in 2012, unless previously redeemed or repurchased, into shares of the Company's common stock on the same terms as the Existing Debentures.

        On December 15, 2002, the Company will be required to redeem through a scheduled mandatory sinking fund payment 30% of the New Debentures then outstanding on a pro rata basis at a redemption price equal to 100% of principal amount, plus accrued and unpaid interest to the date of redemption. The Company will have the option to redeem the New Debentures upon the repayment in full, at maturity or otherwise, of the Company's 9.125% Senior Notes due 2003 (the "Senior Notes") or the earlier amendment of the indenture governing the Senior Notes so as to permit the optional redemption of the New Debentures. Any New Debentures that the Company elects to redeem will be purchased at a redemption price equal to 33.5% of their principal amount, if redemption occurs before the Company makes the scheduled mandatory sinking fund payment on December 15, 2002, or 5% of their principal amount, if the optional redemption occurs after the Company makes the scheduled mandatory sinking fund payment.

        The New Debentures will be subordinated indebtedness of the Company that will be equal in rank to any Existing Debentures that may remain outstanding and subordinated in rank to the Senior Notes.

        Holders of $50 million aggregate principal amount, or approximately 44%, of the Company's outstanding Existing Debentures have agreed with Specialty Finance Partners ("SFP") (which is the principal stockholder of the Company) that SFP will purchase from these holders their Existing Debentures at a price of $260 per $1,000 principal amount of Existing Debentures. SFP has informed the Company that it presently intends to tender such Existing Debentures for exchange in the Exchange Offer, although it has no obligation to do so.

        The Company is a consumer finance company primarily engaged in the business of originating, selling and servicing home equity mortgage loans. Its principal market is borrowers whose financing needs are not being met by traditional mortgage lenders for a variety of reasons, including the need for specialized loan products or credit histories that may limit the borrowers' access to credit. The residential mortgage loans that the Company originates, which include fixed and adjustable rate loans, are generally used by borrowers to consolidate indebtedness or to finance other consumer needs and, to a lesser extent, to purchase homes. The Company originates loans through its retail and broker production channels. Its retail channel produces loans through its traditional retail branch network and through the Company's National Loan Centers, which produces loans primarily through affiliations with sites on the Internet. Our broker channel produces loans through our traditional regional broker office networks, and by sourcing loans through telemarketing and the Internet. At March 31, 2001, the Company operated 100 retail branches, 5 regional wholesale loan offices and 2 National Loan Centers throughout the United States.

        This shall not constitute an offer to exchange or a solicitation of an offer to exchange the Existing Debentures for New Debentures. The Exchange Offer is being made solely pursuant to the offering memorandum and related letter of transmittal referred to herein. Investors and security holders are strongly advised to read both the offering memorandum and the related letter of transmittal regarding the Exchange Offer because they contain important information.

        From time to time the Company may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects and similar matters. The Company notes that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of the Company's business include the following: negative cash flow and continued access to outside sources of cash to fund operations; dependence on funding sources; third party rights to terminate mortgage servicing; high delinquencies and losses in the Company's securitization trusts; prepayment risk; changes in interest rates; basis risk; prolonged interruptions or reductions in the secondary market for mortgage loans; timing of loan sales; dependence on broker network; competition; concentration of operations in California and Florida; economic conditions; contingent risks on loans sold; government regulation; changes in federal income tax laws; ability to pay dividends and the concentrated ownership of the Company's controlling stockholder. For a more complete discussion of these risks and uncertainties, see "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations—Risk Factors" in the Company's Annual Report on Form 10-K/A for the year ended June 30, 2001, "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" in Form 10-Q for the quarter ended March 31, 2002 and subsequent filings by the Company with the United States Securities and Exchange Commission.

        The offering memorandum and related letter of transmittal, filed with the Securities and Exchange Commission, along with the Company's other filings, including its Annual Report on Form 10-K/A, its Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statement, can be obtained, free of charge, from the Securities and Exchange Commission's website at http://www.sec.gov. In addition, these documents can be obtained from the Company, at no cost, by calling the Company's Investor Relations Department at (323) 210-5311. Copies of the offering memorandum and related letter of transmittal can also be obtained from D.F. King & Co., Inc., the information agent, at (212) 269-5550 (banks and brokers) or (800) 207-3159 (toll free).

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  EXHIBIT 99.1